Exhibit 10.14

BACKSTOP AGREEMENT SIDE LETTER

THIS BACKSTOP AGREEMENT SIDE LETTER (this “Agreement”), dated as of February 4, 2024, by and among Slam Sponsor, LLC, a Cayman Islands limited company (the “Sponsor”), Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), and the undersigned Investor (the “Investor” and together with the Sponsor and Topco the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Backstop Agreement (as defined below).

WHEREAS, the Sponsor owns 14,211,000 SLAM Class B Shares as of the date hereof;

WHEREAS, Slam Corp., a Cayman Islands exempted company (“SLAM”), Topco, Lynk Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1”), Lynk Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), the Sponsor and Lynk Global, Inc., a Delaware corporation (“Lynk”), entered into that certain Business Combination Agreement, dated as of February 4, 2024 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, SLAM, Topco, Lynk and the Investor entered into that certain Backstop Agreement, dated as of February 4, 2024 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Backstop Agreement”);

WHEREAS, the Sponsor, Topco, Antara Capital Master Fund LP, a Cayman Islands exempted limited partnership (“Antara”), A-Rod Slam LLC, a Delaware limited liability company (“A-Rod”) will enter into that certain Lock-Up Agreement, a form of which is attached as Exhibit C to the Business Combination Agreement, in connection with the consummation of the transactions contemplated by the Business Combination Agreement (the “Lock-Up Agreement”);

WHEREAS, on the Business Day immediately prior to the Closing Date, SLAM shall transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Cayman Islands Companies Act (As Revised) (the “Domestication”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the terms of the Business Combination Agreement, the Sponsor shall (i) forfeit up to 5,875,000 SLAM Class B Shares (the “BCA Forfeiture Shares”) and (ii) make subject to vesting in the aggregate 1,500,000 Topco Shares (the “BCA Earnout Shares”) held by the Sponsor and the Other Class B Shareholders (as defined in the Business Combination Agreement) on a pro rata basis per holder, immediately following the Closing.

WHEREAS, prior to the Domestication, Sponsor desires to forfeit 5,000,000 SLAM Class B Shares for nil consideration. For avoidance of doubt, such forfeited shares shall not consist of the BCA Forfeiture Shares or the BCA Earnout Shares;

WHEREAS, on the Closing Date, and prior to any other transactions contemplated to occur on the Closing Date, (a) SLAM will merge with and into Merger Sub 1 (the “First Merger”), with Merger Sub 1 as the surviving company in the First Merger and, after giving effect to the First Merger, the surviving company will be a wholly owned Subsidiary of Topco and (b) each SLAM Share will be automatically converted as of the First Effective Time into one Topco Share, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, on the Closing Date, following the consummation of the First Merger, Merger Sub 2 will convert into a corporation pursuant to the terms of the DGCL by filing a certificate of conversion with the Secretary of State of the State of Delaware (the “Merger Sub 2 Conversion”), after which (a) Merger Sub 2 will merge with and into the Company (the “Second Merger,” and together with the First Merger, the “Mergers”), with the Company as the surviving company in the Second Merger and, after giving effect to the Second Merger, the surviving company will be a wholly owned Subsidiary of Topco and (b) each Company Share will be automatically converted as of the Second Effective Time into the right to receive a portion of the Adjusted Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, on the Closing Date following the First Effective Time and before the Second Effective Time, Topco desires to issue and sell to Investor, and Investor desires to subscribe for and purchase, the Topco Shares (the “Subscribed Shares”), for consideration equal to the Purchase Price.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1. Forfeiture, Issuance and Subscription.

(a) In connection with the Backstop Agreement and in consideration of the Purchase Price to be paid by Investor set forth in the Backstop Agreement, Sponsor agrees to forfeit 5,000,000 Slam Class B Shares (the “Forfeited Shares”) for nil consideration on the Business Day prior to the Domestication, and contingent upon the completion of each element of the Transaction, subject to the conditions set forth in the Backstop Agreement and this Agreement. For the avoidance of doubt, the Forfeited Shares will consist of SLAM Class B Shares after giving effect to the forfeiture or cancellation pursuant to the Business Combination Agreement of any SLAM Class B Shares held by the Sponsor on the Business Day prior to the Domestication.

(b) In connection with the Backstop Agreement and in consideration of the Purchase Price to be paid by Investor set forth in the Backstop Agreement, Topco agrees to issue and sell to the Investor and Investor agrees to subscribe for and purchase, on the Closing Date, following the First Effective Time and before the Second Effective Time, and contingent upon the completion of each element of the Transaction, the Subscribed Shares, subject to the conditions set forth in the Backstop Agreement and this Agreement, resulting in an aggregate amount of up to 5,000,000 Topco Shares to be issued and sold by Topco to Investor in consideration of the Purchase Price to be paid by Investor.

(c) The Backstop Agreement together with this Agreement comprises the legal and economic arrangement between the Parties and shall govern the Investor’s investment in the Subscribed Shares. To the extent of any inconsistency between this Agreement and the Backstop Agreement, this Agreement shall prevail.

2. Representations, Warranties and Agreements. The Parties agree that Sections 4 and 6 of the Backstop Agreement shall apply to this Agreement, mutatis mutandis.

3. Termination. The Parties agree that Section 7 of the Backstop Agreement shall apply to this Agreement, mutatis mutandis.

4. Miscellaneous. The Parties agree that Section 9 of the Backstop Agreement shall apply to this Agreement, mutatis mutandis.

5. Trust Account Waiver. The Parties agree that Section 8 of the Backstop Agreement shall apply to this Agreement, mutatis mutandis.

6. Lock-Up. The Parties agree that (i) the Subscribed Shares shall be considered “Lock-Up Shares” under Section 1.5.7 of the Lock-Up Agreement, (ii) the “Lock-Up Period” for 50% of the Subscribed Shares shall be the period described in Section 1.5.6(b) of the Lock-Up Agreement and (iii) the “Lock-Up Period” for the remaining 50% of the Subscribed Shares shall be the period described in Section 1.5.6(c) of the Lock-Up Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed or caused this Agreement to be executed by its duly authorized representative as of the date first mentioned above.

SPONSOR:

SLAM SPONSOR, LLC

/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Authorized Signatory

TOPCO:

LYNK GLOBAL HOLDINGS, INC.

/s/ Charles Miller
Name:	Charles Miller
Title:	President

INVESTOR:

ANTARA CAPITAL MASTER FUND LP

By:	Antara Capital Fund GP, LLC
Its:	General Partner

/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Managing Partner

[Signature Page to Backstop Agreement Side Letter]

3